UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2011

Apco Oil and Gas International Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	0-8933	98-0199453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, 35th Floor, Tulsa, Oklahoma	74172
(Address of principal executive offices)	(Zip Code)

918/573-2164

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of 11:59 p.m., Eastern time, on December 31, 2011, all of the common stock of WPX Energy, Inc. (“WPX”) was distributed, on a pro rata basis, to the stockholders of record of The Williams Companies, Inc. (“Williams”) as of the close of business of the New York Stock Exchange on December 14, 2011 (the “Spin-Off”). WPX owns approximately 69% of the outstanding shares of Apco Oil and Gas International Inc. (“Apco”), and prior to the Spin-Off, WPX was a wholly owned subsidiary of Williams.

On December 31, 2011, in connection with the Spin-Off, Williams and Apco terminated the Administrative Services Agreement dated January 4, 2011, as amended, (the “Old Agreement”) pursuant to which Williams provided Apco with certain administrative and corporate services. On the same day, in connection with the Spin-Off, WPX and Apco entered into an Administrative Services Agreement (the “New Agreement”). Pursuant to the New Agreement, WPX will provide Apco with services comparable to those provided by Williams under the Old Agreement at the same cost allocation. Those services provided pursuant to the New Agreement include management services, office space, insurance, treasury, accounting, tax, legal, corporate communications, information technology, human resources, internal audit, and other administrative corporate services. The management services provided under the Agreement include the services of those WPX employees that hold the positions of Chairman of the Board of Directors, Chief Executive Officer, and Chief Financial Officer of Apco and other employees, such as the President of Apco, who spend either substantial time in the performance of services for Apco or consistently provide time to Apco every month.

The term of the New Agreement is one year from its effective date of December 31, 2011, and will automatically renew on the anniversary of the effective date and each year thereafter unless terminated by either party upon 90 days written notice prior to any anniversary of the effective date. In addition, either party to the New Agreement may terminate any service provided pursuant to the agreement upon 60 days prior written notice.

The New Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The foregoing description of the New Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of such agreement.

Item 1.02. Termination of a Material Definitive Agreement.

On December 31, 2011, Williams and Apco terminated the Old Agreement described in Item 1.01 above.

Item 5.01 Change in Control of the Registrant

Prior to the Spin-off, WPX owned approximately 69% of the outstanding equity securities of Apco and was a wholly owned subsidiary of Williams. After the Spin-off, WPX continues to own approximately 69% of the outstanding equity securities of Apco, but is a 100% publicly owned company and Williams does not own any interest in the equity securities of Apco.

Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit	10.1 Administrative Services Agreement dated December 31, 2011, by and between Apco Oil and Gas International Inc. and WPX Energy, Inc.

Pursuant to the requirements of the Securities and Exchange Act of 1934, Apco has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APCO OIL AND GAS INTERNATIONAL INC.

Date: January 6, 2012	By:	/s/ Landy Fullmer
	Name:	Landy Fullmer
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	DESCRIPTION

10.1	Administrative Services Agreement dated December 31, 2011, by and between Apco Oil and Gas International Inc. and WPX Energy, Inc.